EXHIBIT 99.2

Youbet.com, Inc.
Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization

	Fiscal Quarters Ended,
	2003				2002				2001
	Mar. 31	Jun. 30	Sep. 30	Dec. 31	Mar. 31	Jun. 30	Sep. 30	Dec. 31	Mar. 31	Jun. 30	Sep. 30	Dec. 31
	(in thousands, except per share data)
Revenues	$ 11,006	$ 13,782	$ 14,305	$ 14,027	$ 2,617	$ 6,011	$ 8,128	$ 9,116	$ 1,648	$ 1,717	$ 1,130	$ 1,829
Operating Expenses:
Track Fees	5,854	6,226	6,037	6,100	457	2,432	3,646	3,869	--	--	27	214
Licensing Fees - Related Party	1,324	2,864	3,463	2,794	439	1,292	1,899	2,045	--	144	103	175
Network Operations	439	507	552	622	492	504	473	478	714	665	633	358
Research and Development	500	566	476	448	489	547	443	493	714	709	710	392
Sales and Marketing	257	612	471	570	585	602	410	397	1,064	1,414	940	684
General and Administrative	2,167	2,401	2,602	3,125	1,664	1,672	1,991	1,693	1,186	1,505	1,682	4,106
Depreciation and Amortization	1,384	1,499	1,213	1,175	1,399	1,400	1,397	1,392	493	624	816	1,396
Total Operating Expenses	$ 11,925	$ 14,675	$ 14,814	$ 14,834	$ 5,525	$ 8,449	$ 10,259	$ 10,367	$ 4,171	$ 5,061	$ 4,911	$ 7,325
Loss From Operations	$ (919)	$ (893)	$ (509)	$ (807)	$ (2,908)	$ (2,438)	$ (2,131)	$ (1,251)	$ (2,523)	$ (3,344)	$ (3,781)	$ (5,496)
Interest Income (Expense), net	(386)	(109)	(111)	(347)	11	(138)	(130)	(133)	172	98	53	24
Other Income (Expense)	58	20	3	--	--	--	127	--	(2)	0	0	0
Net Loss	$ (1,248)	$ (982)	$ (617)	$ (1,154)	$ (2,897)	$ (2,576)	$ (2,134)	$ (1,384)	$ (2,353)	$ (3,246)	$ (3,728)	$ (5,472)

Reconciliation of Net loss to EBITDA
Net Loss	$ (1,248)	$ (982)	$ (617)	$ (1,154)	$ (2,897)	$ (2,576)	$ (2,134)	$ (1,384)	$ (2,353)	$ (3,246)	$ (3,728)	$ (5,472)
Depreciation and Amortization	1,384	1,499	1,213	1,175	1,399	1,400	1,397	1,392	493	624	816	1,396
Interest (Income) Expense	328	89	108	347	(11)	138	3	133	(170)	(98)	(53)	(24)
EBITDA	$ 464	$ 606	$ 704	$ 368	$ (1,509)	$ (1,038)	$ (734)	$ 141	$ (2,030)	$ (2,720)	$ (2,965)	$ (4,100)